Schedule B
Dated October 28, 2017
To The
Expense Limitation Agreement
Dated July 29, 2013
Between
Touchstone Strategic Trust and Touchstone Advisors, Inc.

FYE 6/30	Class	Expense Limit	Termination Date
Touchstone Balanced Fund	A	1.01%	October 27, 2019
	C	1.78%	October 27, 2019
	Y	0.81%	October 27, 2019
Touchstone Credit Opportunities Fund	A	1.69%	October 30, 2018
	C	2.44%	October 30, 2018
	Y	1.44%	October 30, 2018
	Institutional	1.34%	October 30, 2018
Touchstone International Equity Fund	A	1.36%	October 27, 2019
	C	2.49%	October 27, 2019
	Y	0.99%	October 27, 2019
	I	0.89%	October 27, 2019
Touchstone International Small Cap Fund	A	1.55%	October 30, 2018
	C	2.30%	October 30, 2018
	Y	1.30%	October 30, 2018
	Institutional	1.18%	October 30, 2018
Touchstone Global Growth Fund	A	1.41%	October 30, 2018
	C	2.16%	October 30, 2018
	Y	1.16%	October 30, 2018
	Institutional	1.06%	October 30, 2018
Touchstone Large Cap Fund	A	1.12%	October 30, 2018
	C	1.87%	October 30, 2018
	Y	0.87%	October 30, 2018
	Institutional	0.77%	October 30, 2018
Touchstone Large Cap Focused Fund	A	1.00%	October 27, 2019
	C	1.79%	October 27, 2019
	Y	0.72%	October 27, 2019
	Institutional	0.65%	October 27, 2019
Touchstone Large Company Growth Fund	A	1.23%	October 30, 2018
	C	1.98%	October 30, 2018
	Y	0.98%	October 30, 2018
	Institutional	0.88%	October 30, 2018

Touchstone Ohio Tax-Free Bond Fund	A	0.85%	October 30, 2018
	C	1.60%	October 30, 2018
	Y	0.60%	October 30, 2018
	Institutional	0.55%	October 30, 2018
Touchstone Small Cap Value Opportunities Fund	A	1.43%	October 30, 2018
	C	2.18%	October 30, 2018
	Y	1.18%	October 30, 2018
	Institutional	1.10%	October 30, 2018
Touchstone Small Company Fund	A	1.22%	October 27, 2019
	C	1.95%	October 27, 2019
	Y	0.89%	October 27, 2019
	R-6	0.73%	October 27, 2019
	Institutional	0.79%	October 27, 2019
Touchstone Value Fund	A	1.08%	October 30, 2018
	C	1.83%	October 30, 2018
	Y	0.83%	October 30, 2018
	Institutional	0.68%	October 30, 2018

This Schedule B to the Expense Limitation Agreement is hereby executed as of the date first set forth above.

TOUCHSTONE STRATEGIC TRUST

By:	/s/Terrie Wiedenheft

TOUCHSTONE ADVISORS, INC.

By:	/s/Terrie Wiedenheft

By:	/s/Steve Graziano